As filed with the Securities and Exchange Commission on August 1, 2024

Registration No. 333 —

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMBAC FINANCIAL GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-3621676
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

One World Trade Center

New York, New York 10007

(212) 658-7470

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Stephen M. Ksenak

Ambac Financial Group, Inc.

One World Trade Center

New York, New York 10007

(212) 658-7470

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Eric T. Juergens, Esq.

Steven J. Slutzky, Esq.

Debevoise & Plimpton LLP

66 Hudson Boulevard

New York, New York 10001

(212) 909-6000

Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☑

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

Ambac Financial Group, Inc.

Debt Securities

Common Stock

Preferred Stock

Warrants

Stock Purchase Contracts

Stock Purchase Units

We may use this prospectus from time to time to offer debt securities, shares of our common stock, shares of our preferred stock, warrants to purchase our common stock or preferred stock, stock purchase contracts and stock purchase units. We refer to our debt securities, common stock, preferred stock, warrants, stock purchase contracts and stock purchase units collectively as the “securities.” Any or all of the securities may be offered and sold separately or together. The debt securities and preferred stock may be convertible into or exchangeable or exercisable for other securities. We will provide specific terms of these securities, and the manner in which these securities will be offered, in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus.

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “AMBC.” On July 31, 2024, the last reported sales price of our common stock was $13.19 per share. None of the other securities that may be offered pursuant to this prospectus are listed on an exchange. If we decide to list or seek a quotation for any other securities, the prospectus supplement relating to such securities will disclose the exchange or market on which such securities will be listed or quoted.

We may offer and sell these securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis.

Investing in our securities involves risks. You should carefully read this prospectus and the applicable prospectus supplement, including the section entitled “Risk Factors” beginning on page 2 of this prospectus, the section entitled “Risk Factors” in the applicable prospectus supplement and risk factors in our periodic reports and other information filed with the Securities and Exchange Commission (“SEC”) before investing in our securities.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 1, 2024.

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ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we are registering an unspecified amount of each class of the securities described in this prospectus, and we may sell any combination of the securities described in this prospectus in one or more offerings. In addition, selling security holders may sell securities under our shelf registration statement. This prospectus provides you with a general description of the securities we or any selling security holder may offer, which is not meant to be a complete description of any security. Each time that we or any selling security holder sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that particular offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement and any other offering material may also add to, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus.

We urge you to read both this prospectus and any prospectus supplement and any other offering material (including any free writing prospectus) prepared by or on behalf of us for a specific offering of securities, together with additional information described under the heading “Documents Incorporated by Reference into this Prospectus” on page vii of this prospectus and under the heading “Where You Can Find More Information” on page 21 of this prospectus. The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities to be offered. The registration statement, including the exhibits, can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information.” Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer to sell or soliciting an offer to purchase these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information contained in this prospectus or any prospectus supplement is accurate on any date other than the date on the front cover of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus or any prospectus supplement is delivered or securities are sold on a later date. Neither the delivery of this prospectus or any applicable prospectus supplement nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or in our affairs since the date of this prospectus or any applicable prospectus supplement.

Unless otherwise indicated, all references in this prospectus to “Ambac,” “we,” “us,” “our,” the “Company” or similar terms refer to Ambac Financial Group, Inc. (“AFG”) and its direct and indirect subsidiaries.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus may contain or incorporate by reference statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “estimate,” “project,” “plan,” “believe,” “anticipate,” “intend,” “planned,” “potential” and similar expressions, or future or conditional verbs such as “will,” “should,” “would,” “could,” and “may,” or the negative of those expressions or verbs, identify forward-looking statements. We caution readers that these statements are not guarantees of future performance. Forward-looking statements are not historical facts but instead represent only our beliefs regarding future events, which, may by their nature be inherently uncertain and some of which may be outside our control. These statements may relate to plans and objectives with respect to the future, among other things which may change. We are alerting you to the possibility that our actual results may differ, possibly materially, from the expected objectives or anticipated results that may be suggested, expressed or implied by these forward-looking statements. Important factors that could cause our results to differ, possibly materially, from those indicated in the forward-looking statements include, among others, those discussed under “Risk Factors” in this prospectus and in Part I, Item 1A of the 2023 Annual Report on Form 10-K and in Part II, Item 1A of the quarterly report of the Company on Form 10-Q for the quarterly period ended March 31, 2024 and the documents incorporated by reference herein.

Any or all of our forward-looking statements here or in other publications may turn out to be incorrect and are based on our current belief or opinions. Ambac’s actual results may vary materially, and there are no guarantees about the performance of our securities. Among events, risks, uncertainties or factors that could cause actual results to differ materially are:

•	the high degree of volatility in the price of AFG’s common stock;

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uncertainty concerning the Company’s ability to achieve value for holders of its securities, whether from Ambac Assurance Corporation (“AAC”) and its subsidiaries or from the specialty property and casualty insurance business, the insurance distribution business, or related businesses;

•	inadequacy of reserves established for losses and loss expenses and the possibility that changes in loss reserves may result in further volatility of earnings or financial results;

•	potential for rehabilitation proceedings or other regulatory intervention or restrictions against AAC;

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credit risk throughout Ambac’s business, including but not limited to credit risk related to insured residential mortgage-backed securities, student loan and other asset securitizations, public finance obligations (including risks associated with Chapter 9 and other restructuring proceedings), issuers of securities in our investment portfolios, and exposures to reinsurers;

•	our inability to effectively reduce insured financial guarantee exposures or achieve recoveries or investment objectives;

•	AAC’s inability to generate the significant amount of cash needed to service its debt and financial obligations, and its inability to refinance its indebtedness;

•	AAC’s substantial indebtedness could adversely affect the Company’s financial condition and operating flexibility;

•	Ambac may not be able to obtain financing or raise capital on acceptable terms or at all due to its substantial indebtedness and financial condition;

•	greater than expected underwriting losses in the Company’s specialty property and casualty insurance business;

•	failure of specialty insurance program partners to properly market, underwrite or administer policies;

•	inability to obtain reinsurance coverage on expected terms;

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loss of key relationships for production of business in specialty property and casualty and insurance distribution businesses or the inability to secure such additional relationships to produce expected results;

•	the impact of catastrophic public health, environmental or natural events, or global or regional conflicts;

•	credit risks related to large single risks, risk concentrations and correlated risks;

•	risks associated with adverse selection as Ambac’s financial guarantee insurance portfolio runs off;

•	the risk that Ambac’s risk management policies and practices do not anticipate certain risks and/or the magnitude of potential for loss;

•	restrictive covenants in agreements and instruments that impair Ambac’s ability to pursue or achieve its business strategies;

•	adverse effects on operating results or the Company’s financial position resulting from measures taken to reduce financial guarantee risks in its insured portfolio;

•	disagreements or disputes with Ambac’s insurance regulators;

•	loss of control rights in transactions for which we provide financial guarantee insurance;

•	inability to realize expected recoveries of financial guarantee losses;

•	risks attendant to the change in composition of securities in Ambac’s investment portfolio;

•	adverse impacts from changes in prevailing interest rates;

•	events or circumstances that result in the impairment of our intangible assets and/or goodwill that was recorded in connection with Ambac’s acquisitions;

•	factors that may negatively influence the amount of installment premiums paid to Ambac;

•	the risk of litigation, regulatory inquiries, investigations, claims or proceedings, and the risk of adverse outcomes in connection therewith;

•	the Company’s ability to adapt to the rapid pace of regulatory change;

•	actions of stakeholders whose interests are not aligned with broader interests of Ambac’s stockholders;

•	system security risks, data protection breaches and cyber attacks;

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regulatory oversight of Ambac Assurance UK Limited (“Ambac UK”) and applicable regulatory restrictions may adversely affect our ability to realize value from Ambac UK or the amount of value we ultimately realize;

•	failures in services or products provided by third parties;

•	political developments that disrupt the economies where the Company has insured exposures;

•	our inability to attract and retain qualified executives, senior managers and other employees, or the loss of such personnel;

•	fluctuations in foreign currency exchange rates;

•	failure to realize our business expansion plans or failure of such plans to create value;

•	greater competition for our specialty property and casualty insurance business and/or our insurance distribution business;

•	loss or lowering of the AM Best rating for our property and casualty insurance company subsidiaries;

•	disintermediation within the insurance industry or greater competition from technology-based insurance solutions or non-traditional insurance markets;

•	changes in law or in the functioning of the healthcare market that impair the business model of our accident and health managing general underwriter; and

•	other risks and uncertainties that have not been identified at this time.

In light of these risks and uncertainties, the forward-looking events and circumstances discussed or incorporated in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

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DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS

We file annual, quarterly and special reports and other information with the SEC. See “Where You Can Find More Information.” The following documents are incorporated into this prospectus by reference:

•	Ambac’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 27, 2024;

•	Ambac’s Quarterly Report on Form 10-Q for the quarterly period ended on March 31, 2024, filed with the SEC on May 6, 2024;

•	Ambac’s Current Reports on Form 8-K (other than information furnished rather than filed) filed with SEC on February 27, 2024, June 5, 2024 (as amended June 5, 2024), June 5, 2024 and June 7, 2024;

•	Ambac’s information responsive to Part III of Form 10-K for the year ended December 31, 2023 provided in our proxy statement filed on April 26, 2024;

•	The description of Ambac’s common stock, par value $0.01 per share, contained in Ambac’s Registration Statement on Form 8-A (File No. 001-10777) originally filed with the SEC on May 1, 2013; and

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All documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) after the date of the filing of the registration statement of which this prospectus is a part until the offering is terminated (other than Current Reports on Form 8-K, and related exhibits under Item 9.01, or portions thereof furnished under Item 2.02 or 7.01 of Form 8-K and portions of other documents, which under applicable securities laws are deemed furnished and not filed with the SEC).

Any statement made in this prospectus, a prospectus supplement or a document incorporated by reference in this prospectus or a prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus and any applicable prospectus supplement to the extent that a statement contained in an amendment or subsequent amendment to this prospectus or an applicable prospectus supplement, in any subsequent applicable prospectus supplement or in any other subsequently filed document incorporated by reference herein or therein adds, updates or changes that statement. Any statement so affected will not be deemed, except as so affected, to constitute a part of this prospectus or any applicable prospectus supplement.

You may obtain a copy of these filings, excluding exhibits (unless such exhibits are specifically incorporated by reference in such filings), free of charge, by oral or written request directed to: Ambac Financial Group, Inc., One World Trade Center, 41st Floor, New York, New York 10007, Attn: Investor Relations; telephone: 212-668-0340.

Information on Ambac’s website is not part of this prospectus, and you should not rely on that information in making your investment decision unless that information is also in this prospectus or has been expressly incorporated by reference into this prospectus.

THE COMPANY

Ambac Financial Group, Inc., headquartered in New York City, is a financial services holding company incorporated in the State of Delaware on April 29, 1991. Ambac operates three principal businesses:

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Legacy Financial Guarantee (“LFG”) Insurance — Ambac’s financial guarantee business includes the activities of Ambac Assurance Corporation (“AAC”) and its wholly owned subsidiaries, including Ambac Assurance UK Limited (“Ambac UK”) and Ambac Financial Services LLC (“AFS”). Both AAC and Ambac UK are financial guarantee insurance companies that have been in run-off, having not underwritten any new business since 2008. AFS is AAC’s legacy interest rate swap provider which is also currently being run-off.

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Specialty Property and Casualty Insurance — Ambac’s specialty property and casualty program business (“Specialty Property and Casualty Insurance”) includes five admitted carriers and an excess and surplus lines (“E&S” or “nonadmitted”) carrier (collectively, “Everspan”). Everspan carriers have an AM Best rating of ‘A-’ (Excellent).

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Insurance Distribution — Ambac’s insurance distribution business includes managing general agents/underwriters (collectively “MGAs” or “MGA/Us”) and insurance brokers operating as part of Cirrata Group.

Our principal and administrative offices are located at One World Trade Center, New York, New York 10007. Our telephone number at that location is (212) 658-7470. Our website is located at http://www.ambac.com. The information on, or that can be accessed through, our website is not part of this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the risks and uncertainties described under “Risk Factors” in the applicable prospectus supplement and in our most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, including any amendments to such reports, incorporated by reference in the registration statement of which this prospectus is a part, together with all other information contained and incorporated by reference in this prospectus and the applicable prospectus supplement. The risks and uncertainties described herein and therein are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may arise or become more material than currently contemplated. The occurrence of any of the events or circumstances associated with those risks and uncertainties may materially adversely affect our financial condition, results of operations, cash flows or business. In that case, the price or value of our securities could decline and you could lose all or part of your investment. For more information, see “Documents Incorporated by Reference into this Prospectus” on page vii of this prospectus and “Where You Can Find More Information” on page 21 of this prospectus.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the proceeds of any securities sold for general corporate purposes. We would not receive any proceeds from the sale of securities by any selling security holder.

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the debt securities, capital stock, warrants, stock purchase contracts and stock purchase units that we or any selling security holder may offer and sell from time to time. These summary descriptions are not meant to be complete descriptions of any security. At the time of an offering and sale, this prospectus together with the accompanying prospectus supplement will contain the material terms of the securities being offered.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.

Unless the applicable prospectus supplement states otherwise, we will issue the senior debt securities in one or more series under the senior indenture dated as of August 1, 2024, between the Company and The Bank of New York Mellon, as trustee (as amended and supplemented through the date hereof, the “senior indenture”), and we will issue the subordinated debt securities in one or more series under the subordinated indenture dated as of August 1, 2024, between the Company and The Bank of New York Mellon, as trustee (as amended and supplemented through the date hereof, the “subordinated indenture”). We have filed each indenture as an exhibit to the registration statement of which this prospectus is a part. We use the terms “indenture” and “indentures” in this prospectus to refer to both the senior indenture and the subordinated indenture.

The applicable indenture will be qualified under the Trust Indenture Act of 1939, as amended, prior to the offering of any debt securities. We use the term “trustee” to refer to either the trustee to be named in the senior indenture or the trustee to be named in the subordinated indenture, as applicable.

The following summary description, together with the additional information we may include in any applicable prospectus supplements does not purport to be complete and is subject to, and qualified in its entirety by reference to, the applicable form of indenture filed as an exhibit to the registration statement of which this prospectus is a part, as it may be supplemented, amended or modified from time to time, as well as the notes and supplemental agreements relating to each series of debt securities that will be incorporated by reference as exhibits to the registration statement that includes this prospectus or as exhibits to a current report on Form 8-K if we offer debt securities.

The following summaries of material provisions of the debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the indenture and any supplemental indenture that will contain the terms of the debt securities.

General

The indentures provide that debt securities in an unlimited amount may be issued thereunder from time to time in one or more series.

Unless otherwise provided in a prospectus supplement, the senior debt securities will be unsecured obligations of ours and will rank equally with all of our other unsecured and unsubordinated indebtedness outstanding from time to time. The subordinated debt securities will be unsecured obligations of ours, subordinated in right of payment to the prior payment in full of all Senior Indebtedness (as defined below) of ours as described below under “Subordination of the Subordinated Debt Securities” and in the applicable prospectus supplement.

Each prospectus supplement relating to a particular offering of debt securities will describe the specific terms of debt securities. Those specific terms will include the following:

•	the title and series of the debt securities;

•	any limit on the aggregate principal amount of the debt securities of a particular series;

•	whether any of the debt securities are to be issuable in permanent global form;

•	the date or dates on which the debt securities will mature;

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the rate or rates at which the debt securities will bear interest, if any, or the formula pursuant to which such rate or rates shall be determined, and the date or dates from which any such interest will accrue;

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each office or agency where, subject to the terms of the applicable indenture, the principal of and any premium and interest on the debt securities will be payable and each office or agency where, subject to the terms of the applicable indenture, the debt securities may be presented for registration of transfer or exchange;

•	the payment dates on which interest, if any, on the debt securities will be payable;

•	any mandatory or optional sinking fund or analogous provisions;

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the date, if any, after which and the price or prices at which the debt securities may be redeemed, in whole or in part at the option of Ambac or the holder of debt securities, or according to mandatory redemption provisions, and the other detailed terms and provisions of any such optional or mandatory redemption provisions;

•	the denominations in which any debt securities will be issuable, if other than denominations of $1,000 and any integral multiple of $1,000;

•	the portion of the principal amount of the debt securities, if other than the principal amount, payable upon acceleration of maturity;

•	whether the debt securities are convertible into or exchangeable for other securities and, if so, the terms and conditions upon which such securities will be so convertible or exchangeable;

•	whether such debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the specific subordination provisions applicable thereto;

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in the case of subordinated debt securities, the relative degree, if any, to which such subordinated debt securities of the series will be senior to or be subordinated to other series of the subordinated debt securities or other indebtedness of ours in right of payment, whether such other series of the subordinated debt securities or other indebtedness are outstanding or not;

•	the person who shall be the security registrar for the debt securities, if other than the trustee, the person who shall be the initial paying agent and the person who shall be the depositary; and

•	any other terms of the debt securities not inconsistent with the provisions of the applicable indenture.

Except where specifically described in the applicable prospectus supplement, the indentures do not contain any covenants designed to protect holders of the debt securities against a reduction in the creditworthiness of Ambac in the event of a highly leveraged transaction or to prohibit other transactions which may adversely affect holders of the debt securities. Furthermore, except where specifically described in the applicable prospectus supplement, the indentures do not require the maintenance of any financial ratios or specified levels of net worth or liquidity, nor do they contain any covenants or other provisions that would limit our or our subsidiaries’ right to incur additional indebtedness, enter into any sale and leaseback transaction or grant liens on our or our subsidiaries’ assets.

We may issue debt securities as original issue discount securities to be sold at a substantial discount below their stated principal amounts. We will describe in the relevant prospectus supplement any special U.S. federal income tax considerations that may apply to debt securities issued at such an original issue discount. Special U.S. tax considerations applicable to any debt securities that are denominated in a currency other than U.S. dollars or that use an index to determine the amount of payments of principal of and any premium and interest on the debt securities will also be set forth in a prospectus supplement.

Merger, Consolidation and Sale of Assets

The indentures provide that we may consolidate or merge with or into any other corporation and we may sell, lease or convey all or substantially all of our assets to any corporation organized and existing under the laws of the United States of America or any U.S. state, provided that the corporation (if other than us) formed by or resulting from any such consolidation or merger or which shall have received such assets shall assume payment of the principal of (and premium, if any), any interest on and any additional amounts payable with respect to the debt securities and the performance and observance of all of the covenants and conditions of the indentures to be performed or observed by us.

Events of Default, Waiver and Notice

An event of default with respect to any series of the debt securities is defined in the indentures as being:

•	default in payment of any interest on or any additional amounts payable in respect of the debt securities of that series which remains uncured for a period of 30 days;

•	default in payment of principal (and premium, if any) on the debt securities of that series when due either at maturity, upon redemption, by declaration or otherwise;

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our default in the performance or breach of any other covenant or warranty in respect of the debt securities of such series in the applicable indenture which shall not have been remedied for a period of 90 days after notice; and

•	the taking of certain actions by us or a court relating to our bankruptcy, insolvency or reorganization.

The indentures require the trustee to give the holders of the debt securities notice of a default within 90 days unless the default is cured or waived. However, the indentures provide that the trustee may withhold notice to the holders of the debt securities of any default with respect to any series of the debt securities (except in payment of principal of, or interest on, the debt securities) if the trustee in good faith determines that it is in the interest of the holders of the debt securities of such series to do so.

The indentures also provide that if an event of default (other than an event of default relating to our bankruptcy, insolvency or reorganization) shall have occurred and be continuing, then either the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of such series may declare the principal amount of all the debt securities of that series and interest accrued thereon, to be due and payable immediately.

Upon certain conditions such declarations may be annulled and past defaults may be waived (other than an event of default relating to our bankruptcy, insolvency or reorganization) by the holders of a majority in principal amount of the outstanding debt securities of such series (or of all series, as the case may be).

If an event of default under the indentures relating to our bankruptcy, insolvency or reorganization shall have occurred and is continuing, then the principal amount of all the outstanding debt securities will automatically become due and payable immediately without any declaration or other act on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of such series provided that such direction shall not be in conflict with any rule of law or the indentures and shall not be unduly prejudicial to the holders not taking part in such direction. If an event of default occurs and is continuing, then the trustee may in its discretion (and subject to the rights of the holders to control remedies as described above) bring such judicial proceedings as the trustee shall deem necessary to protect and enforce the rights of the holders of the debt securities.

The indentures provide that no holder of the debt securities of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indentures for the appointment of a receiver or trustee or for any other remedy thereunder unless:

•	that holder has previously given the trustee written notice of a continuing event of default;

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the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request to the trustee to institute proceedings in respect of that event of default and have offered the trustee indemnity satisfactory to the trustee against costs, expenses and liabilities incurred in complying with such request; and

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for 60 days after receipt of such notice, request and offer of indemnity, the trustee has failed to institute any such proceeding and no direction inconsistent with such request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the outstanding debt securities of that series.

Furthermore, no holder will be entitled to institute any such action if such action would disturb or prejudice the rights of other holders.

However, each holder has an absolute and unconditional right to receive payment when due and to bring a suit to enforce that right. We are required to furnish to the trustee under the indentures annually a statement as to performance or fulfillment of our obligations under the indentures and as to any default in such performance or fulfillment.

Modification, Amendment and Waiver

Together with the trustee, we may, when authorized by our board of directors, modify the indentures without the consent of the holders of the debt securities for limited purposes, including, but not limited to, adding to our covenants or events of default, curing ambiguities or correcting any defective provisions.

The indentures provide that we and the trustee may modify and amend the indentures with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series affected by the modification or amendment, provided that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected by the modification or amendment:

•	change the stated maturity of the principal of, or any installment of interest on or any additional amounts payable with respect to, any debt security or change the redemption price;

•	reduce the principal amount of, or interest on, any debt security or reduce the amount of principal which could be declared due and payable prior to the stated maturity;

•	impair the right to enforce any payment on or after the stated maturity or redemption date;

•	change the place or currency of any payment of principal or interest on any debt security;

•	reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required to modify or amend the applicable indenture;

•	reduce the percentage of outstanding debt securities necessary to waive any past default to less than a majority;

•

modify the provisions in the applicable indenture relating to adding provisions or changing or eliminating provisions of the indenture or modifying rights of holders of debt securities to waive defaults under such indenture; or

•	adversely affect the right to repayment of the debt securities at the option of the holders.

In addition, no supplemental indenture may directly or indirectly modify or eliminate the subordination provisions of a subordinated indenture in any manner which might terminate or impair the subordination of the subordinated debt securities to our Senior Indebtedness without the prior written consent of the holders of the Senior Indebtedness.

Except with respect to certain fundamental provisions, the holders of at least a majority in principal amount of outstanding debt securities of any series may, with respect to such series, waive past defaults under the indenture.

Satisfaction and Discharge

We may be discharged from our obligations under the indentures when all of the debt securities not previously delivered to the trustee for cancellation have either matured or will mature or be redeemed within one year and we deposit with the trustee enough cash or U.S. government obligations to pay all the principal, interest and any premium due to the stated maturity date or redemption date of such debt securities.

Subordination of the Subordinated Debt Securities

The subordinated debt securities will, to the extent set forth in the subordinated indenture, be subordinate in right of payment to the prior payment in full of all Senior Indebtedness. In the event of:

•

any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to us or to our creditors, as such, or to our assets,

•	any voluntary or involuntary liquidation, dissolution or other winding up of ours, whether or not involving insolvency or bankruptcy, or

•	any assignment for the benefit of creditors or any other marshalling of assets and liabilities of ours,

then and in any such event the holders of Senior Indebtedness will be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness, or provision will be made for such payment in cash, before the holders of the subordinated debt securities are entitled to receive or retain any payment on account of principal of, or any premium or interest on, or any additional amounts with respect to, subordinated debt securities, and to that end the holders of Senior Indebtedness will be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of ours being subordinated to the payment of subordinated debt securities, which may be payable or deliverable in respect of subordinated debt securities in any such case, proceeding, dissolution, liquidation or other winding up event.

By reason of such subordination, in the event of our liquidation or insolvency, holders of Senior Indebtedness and holders of other obligations of ours that are not subordinated to Senior Indebtedness may recover more, ratably, than the holders of subordinated debt securities.

Subject to the payment in full of all Senior Indebtedness, the rights of the holders of subordinated debt securities will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of ours applicable to such Senior Indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, subordinated debt securities have been paid in full.

No payment of principal, including redemption and sinking fund payments, of or any premium or interest on or any additional amounts with respect to the subordinated debt securities may be made:

•	if any Senior Indebtedness of ours is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or

•	if the maturity of any Senior Indebtedness of ours has been accelerated because of a default.

The subordinated indenture does not limit or prohibit us from incurring additional Senior Indebtedness, which may include Indebtedness that is senior to subordinated debt securities, but subordinate to our other obligations. The senior debt securities will constitute Senior Indebtedness under the subordinated indenture.

The term “Senior Indebtedness” means all indebtedness of ours outstanding at any time, except:

•	the subordinated debt securities,

•

indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that such Indebtedness is subordinated to or ranks equally with the subordinated debt securities,

•	indebtedness of ours to an Affiliate of ours,

•

interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless such interest is an allowed claim enforceable against us in a proceeding under federal or state bankruptcy laws, and

•	trade accounts payable.

Such Senior Indebtedness will continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

The subordinated indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of subordinated debt securities, may be changed prior to such issuance. Any such change would be described in the related prospectus supplement.

Governing Law

The indentures are governed by, and will be construed in accordance with, the laws of the State of New York.

Book-Entry Securities

Unless otherwise indicated in the prospectus supplement, the debt securities will be issued in the form of one or more fully registered global notes that will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), New York, New York and registered in the name of DTC or its nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. Global notes are not exchangeable for definitive certificates except in the specific circumstances described below. For purposes of this prospectus, “Global Note” refers to the Global Note or Global Notes representing an entire issue of debt securities. So long as DTC, or its nominee, is the registered owner of a Global Note, DTC or the nominee, as the case may be, will be considered the sole owner or holder of such debt securities under the indentures.

Except as provided below, you will not be entitled to have debt securities registered in your name, will not receive or be entitled to receive physical delivery of debt securities in definitive form, and will not be considered the owner or holder thereof under the indentures.

Except as set forth below, a Global Note may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.

DTC has advised us that it is:

•	a limited-purpose trust company organized under New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants (“Direct Participants”) deposit with DTC and facilitates the post-trade settlement of transactions among Direct Participants in such securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTTC”). DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

Purchases of debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each debt security will be recorded on the Direct and Indirect Participants’ records. These beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

To facilitate subsequent transfers, all debt securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee will not change the beneficial ownership of the debt securities. DTC has no knowledge of the actual beneficial owners of the debt securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such debt securities are credited, which may or may not be the beneficial owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the debt securities of a series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such series to be redeemed.

In any case where a vote may be required with respect to the debt securities of any series, neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to such debt securities unless authorized by a Direct Participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails an omnibus proxy to Ambac as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the debt securities of the series are credited on the record date (identified in the listing attached to the omnibus proxy).

Principal and interest payments, if any, on the debt securities will be made to Cede & Co, as nominee of DTC, or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts, upon DTC’s receipt of funds and corresponding detail information from Ambac or the trustee, on the applicable payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, Ambac or the trustee, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the trustee. Disbursement of payments from Cede & Co. to Direct Participants is DTC’s responsibility. Disbursements of payments to beneficial owners are the responsibility of Direct and Indirect Participants.

In any case where we have made a tender offer for the purchase of any debt securities, a beneficial owner must give notice through a participant to a tender agent to elect to have its debt securities purchased or tendered. The beneficial owner must deliver debt securities by causing the Direct Participants to transfer the participant’s interest in the debt securities, on DTC’s records, to a tender agent. The requirement for physical delivery of debt securities in connection with an optional tender or a mandatory purchase is satisfied when the ownership rights in the debt securities are transferred by Direct Participants on DTC’s records and followed by a book-entry credit of tendered debt securities to the tender agent’s DTC account.

We obtained the information in this section concerning DTC and DTC’s book-entry system from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

If at any time DTC or any successor depository for the debt securities of any series notifies us that it is unwilling or unable to continue as the depository for the debt securities of such series, or if at any time DTC or such successor depository shall no longer be a clearing agency registered under the Exchange Act and any other applicable statute or regulation, we will be obligated to appoint another depository for the debt securities of such series. If another depository is not appointed by us within 90 days after we receive such notice, definitive certificates will be issued in exchange for the Global Note representing the debt securities of that series.

We may at any time in our sole discretion determine that the debt securities of any series shall no longer be represented by the Global Note, in which case definitive certificates will be issued in exchange for the Global Note representing the debt securities of that series.

DESCRIPTION OF CAPITAL STOCK

General

Under our amended and restated certificate of incorporation (our “Certificate of Incorporation”), our authorized capital stock consists of 130 million shares of common stock, par value of $0.01 per share, and 20 million shares of preferred stock, par value $0.01 per share. As of July 31, 2024, there were 45,224,972 shares of our common stock outstanding and no shares of preferred stock outstanding.

Common Stock

This section describes the general terms that apply to any common stock we may offer in the future, to which a future prospectus supplement may relate. The following description and any description of our common stock in the applicable prospectus supplement do not purport to be complete and are subject to and are qualified in their entirety by reference to our Certificate of Incorporation and amended by-laws (our “Bylaws”), which are included as exhibits to the registration statement of which this prospectus forms a part, and the applicable provisions of the laws of Delaware, our state of incorporation.

Our common stock is listed on the NYSE and trades under the symbol “AMBC.” The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock we may issue in the future.

(1)(i) Dividends: Subject to the rights of preferred stockholders, if any, and restrictions for the payment of dividends under the laws of the State of Delaware, holders of the shares of common stock are entitled to such dividends, if any, as may be declared by our board of directors from time to time.

(ii) Terms of conversion: Not applicable.

(iii) Sinking funds provisions: Not applicable.

(iv) Redemption provisions: Not applicable.

(v) Voting rights: At every annual or special meeting of stockholders, each holder of our common stock is entitled to cast one vote for each share of common stock that is held in such holder’s name on the stock transfer records of the Company.

Our Certificate of Incorporation limits voting and transfer rights of stockholders in significant ways. Article IV contains voting restrictions applicable to any person owning at least 10% of our common stock so that such person (including any group consisting of such person and any other person with whom such person or any affiliate or associate of such person has any agreement, contract, arrangement or understanding with respect to acquiring, voting, holding or disposing of our common stock) shall not be entitled to cast votes in excess of one vote less than 10% of the votes entitled to be cast by all common stock holders, except as otherwise approved by the relevant insurance commissioners of the states of domicile of the insurance companies controlled by AFG.

In addition, Article XII of our Certificate of Incorporation restricts the right of certain transferees to vote “Excess Shares” which are part of a “Prohibited Transfer” as described in paragraph (x) below.

(vi) Classification required by the Board of Directors: Not applicable.

(vii) Liquidation rights: Not applicable.

(viii) Preemption rights: Not applicable.

(ix) Liability to further calls or to assessment by the Registrant imposed on its stockholders: Not applicable.

(x) Restrictions on alienability. There are substantial restrictions on the ability to transfer our common stock set forth in Article XII of our Certificate of Incorporation. In order to preserve certain tax benefits, subject to limited exceptions, any attempted transfer of common stock shall be prohibited and void to the extent that, as a result of such transfer (or any series of transfers of which such transfer is a part), either (i) any person or group of persons shall become a holder of 5% or more of our common stock or (ii) the percentage stock ownership interest in the Company of any holder of 5% or more of our common stock shall be increased (a “Prohibited Transfer”). These restrictions shall not apply to an attempted transfer if the transferor or the transferee obtains the written approval of our board of directors of such transfer. A purported transferee of a Prohibited Transfer shall not be recognized as a stockholder of the Company for any purpose whatsoever in respect of the securities which are the subject of the Prohibited Transfer (the “Excess Securities”). Until the Excess Securities are acquired by another person in a transfer that is not a Prohibited Transfer, the purported transferee of a Prohibited Transfer shall not be entitled with respect to such Excess Securities to any rights of stockholders of the Company, including, without limitation, the right to vote such Excess Securities and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any. Once the Excess Securities have been acquired in a transfer that is not a Prohibited Transfer, the securities shall cease to be Excess Securities. If our board of directors determines that a transfer of securities constitutes a Prohibited Transfer then, upon written demand by the Company, the purported transferee shall transfer or cause to be transferred any certificate or other evidence of ownership of the Excess Securities within the purported transferee’s possession or control, together with any distributions paid by the Company with respect to such Excess Securities, to an agent designated by the Company. Such agent shall thereafter sell such Excess Securities and the proceeds of such sale shall be distributed as set forth in our Certificate of Incorporation. If the purported transferee of a Prohibited Transfer has resold the Excess Securities before receiving such demand, such person shall be deemed to have sold the Excess Securities for Ambac’s agent and shall be required to transfer to such agent the proceeds of such sale, which shall be distributed as set forth in our Certificate of Incorporation.

(xi) Any provision discriminating against any existing or prospective holder of our common stock as a result of such security holder owning a substantial amount of securities: See paragraphs (v) and (x) above for information regarding restrictions on ownership of a substantial amount of our securities.

(2) If the rights of holders of the shares of common stock may be modified otherwise than by a vote of a majority or more of the common stock outstanding, voting as a class: Not applicable.

Preferred Stock

This section describes the general terms that apply to any series of preferred stock we may offer in the future, to which a future prospectus supplement may relate. The following description and any description of any series of preferred stock in the applicable prospectus supplement do not purport to be complete and are subject to and are qualified in their entirety by reference to our Certificate of Incorporation and Bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part, the certificate of designations governing the series of preferred stock, and the applicable provisions of the laws of Delaware, our state of incorporation.

Subject to limitations prescribed by Delaware law and our Certificate of Incorporation, our board of directors is authorized to issue preferred stock in one or more series, the shares of each series to have such voting powers and such designations, preferences, rights, qualifications or restrictions as are set forth in the resolution of our board of directors providing for the issuance of such series. In the event our board of directors provides that any series of preferred stock shall be given voting powers, such series (a) shall not be entitled to vote separately as a single class other than as expressly required by law and for the election of one or more additional directors of the Company in the case of dividend arrearages or other specified events and (b) shall not be granted the right to cast in excess of one vote per share of preferred stock. As of the date of this prospectus, we have not issued any shares of preferred stock.

The prospectus supplement relating to any series of preferred stock we may offer will describe the specific terms of the series of preferred stock it covers. These terms may include the following with respect to any series of preferred stock:

•	the designation of such series;

•

the dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock, and whether such dividends shall be cumulative or non-cumulative;

•	whether the shares of such series shall be subject to redemption by us and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

•	the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

•

whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of stock, or for debt securities, of Ambac and, if provision be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

•	the extent, if any, to which the holders of the shares of such series shall be entitled to vote with respect to the election of directors or otherwise;

•	the restrictions, if any, on the issue or reissue of any additional preferred stock;

•	the rights of the holders of the shares of such series upon the dissolution of, or upon the distribution of assets of, the Company; and

•	any additional rights, preferences, qualifications, limitations and restrictions of the series.

In addition to describing the specific terms of the applicable series of preferred stock, the applicable prospectus supplement will contain a summary of certain U.S. federal income tax consequences applicable to such series of preferred stock.

Any shares of preferred stock sold hereunder, or issued upon conversion, exercise or exchange of other securities sold hereunder, will be duly authorized, validly issued and, to the extent provided in the applicable certificate of designations, fully paid and nonassessable. This means that, to the extent provided in the applicable certificate of designations, you have paid the full purchase price for your shares and will not be assessed any additional amount for your shares.

Our board of directors will designate the transfer agent and registrar for each series of preferred stock and the exchange or market on which such series will be listed or eligible for trading, if any, at the time it authorized such series.

Antitakeover Effects of Certain Provisions

As discussed above, our Certificate of Incorporation authorizes shares of preferred stock, all of which are currently available for issuance. The existence of authorized but unissued shares of preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise. In addition, as described in paragraphs (1)(v) and (1)(x) of “—Common Stock” above, there are substantial restrictions on the ability of a holder to acquire 10% or more and 5% or more, respectively, of our common stock.

DESCRIPTION OF WARRANTS

This section describes the general terms that apply to any warrants we may offer in the future, to which a future prospectus supplement may relate. The following description and any description of warrants in the applicable prospectus supplement do not purport to be complete and are subject to and are qualified in their entirety by reference to the applicable warrant agreement that we will enter into at the time of issue.

We may issue warrants to purchase common stock, preferred stock or other securities. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a bank or trust company, as warrant agent, that we will name in the prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering. These terms may include some or all of the following:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies, including composite currencies, in which the price of such warrants may be payable;

•	the designation and terms of the securities purchasable upon exercise of such warrants and the number of such securities issuable upon exercise of such warrants;

•	the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right will expire;

•	whether such warrants will be issued in registered form or bearer form;

•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

In addition to describing the specific terms of the warrants, the applicable prospectus supplement will contain a summary of certain U.S. federal income tax consequences applicable to the warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

This section describes the general terms that apply to any stock purchase contracts or stock purchase units we may offer in the future, to which a future prospectus supplement may relate. The following description and any description of stock purchase contracts or stock purchase units in the applicable prospectus supplement do not purport to be complete and are subject to and are qualified in their entirety by reference to the stock purchase contract agreement or stock purchase unit agreement, as applicable, that we will enter into at the time of issue and, if applicable, collateral arrangements and depositary arrangements relating to such stock purchase contracts or stock purchase units.

We may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as stock purchase contracts. The price per share of the securities and the number or amount of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts, and may be subject to adjustment under anti-dilution formulas. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, common securities, preferred securities, warrants or debt obligations of third parties, including U.S. treasury securities, any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the stock purchase contracts, which we refer to herein as stock purchase units. The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase contracts or the stock purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded on some basis.

The prospectus supplement relating to any stock purchase contracts or stock purchase units we may offer will describe the specific terms of the stock purchase contracts or stock purchase units it covers, including, if applicable, collateral or depositary arrangements. In addition to describing the specific terms of the stock purchase contracts or stock purchase units, the applicable prospectus supplement will contain a summary of certain U.S. federal income tax consequences applicable to the stock purchase contracts or stock purchase units, as applicable.

PLAN OF DISTRIBUTION

We may offer and sell the securities being offered by this prospectus from time to time in one or more of the following ways:

•	to underwriters or dealers for resale to the public or to institutional investors;

•	“at the market” to or through market makers or into an existing market for the securities;

•	privately negotiated transactions;

•	directly to institutional investors;

•	directly to a limited number of purchasers or to a single purchaser;

•	through agents to the public or to institutional investors;

•	by pledge to secure debts and other obligations;

•	through the writing of standardized or over-the-counter options or other hedging or derivative transactions, whether through an options exchange or otherwise;

•	through a combination of any of these methods of sale; or

•	through any other method permitted pursuant to applicable law.

The prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the net proceeds to be received by us from the sale;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or re-allowed or paid to dealers; and

•	any securities exchange on which the securities may be listed.

If we use underwriters or dealers in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:

•	privately negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

In addition, selling security holders may sell securities under this prospectus in any of these ways. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities may be offered either to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of common shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of common shares. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment to this registration statement.

We may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including privately negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated or fixed prices.

If indicated in an applicable prospectus supplement, we may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we pay for solicitation of these delayed delivery contracts.

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

We may loan or pledge securities to third parties that in turn may sell the securities using this prospectus and the applicable prospectus supplement or, if we default in the case of a pledge, may offer and sell the securities from time to time using this prospectus and the applicable prospectus supplement. Such third parties may transfer their short positions to investors in the securities or in connection with a concurrent offering of other securities offered by this prospectus and the applicable prospectus supplement or otherwise.

Agents, underwriters and other third parties described above may be entitled to indemnification by us against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market, other than our common stock, which is listed on the NYSE. Any common stock sold will be listed on the NYSE, upon official notice of issuance. The securities other than the common stock may or may not be listed on a national securities exchange, and we cannot assure you that there will be a secondary market for any such securities or liquidity in the secondary market if one develops. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

If 5% or more of the net proceeds (not including underwriting compensation) of any offering of securities made under this prospectus will be paid to a FINRA member participating in the offering or its affiliates and associated persons in the aggregate, the offering will be conducted in accordance with FINRA Rule 5121 (or any successor rule).

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Rule 103 of Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.

Any agents and underwriters who are qualified market makers on the NYSE may engage in passive market making transactions in the securities on the NYSE in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS

Certain legal matters relating to the issuance and sale of the securities will be passed upon for us by Debevoise & Plimpton LLP, New York, New York. Any underwriters will be advised about legal matters by their own counsel, who will be named in a prospectus supplement to the extent required by law.

EXPERTS

The consolidated financial statements of Ambac Financial Group, Inc. as of December 31, 2023 and 2022, and for each of the years in the three year period ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC under the Securities Act to register the securities offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information identified in the registration statement. For further information about us and the securities offered by means of this prospectus, we refer you to the registration statement and the exhibits filed as a part of the registration statement. Statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed.

We are subject to the information and periodic reporting requirements of the Exchange Act. In accordance with those requirements, we file annual, quarterly and special reports, proxy statements and other information with the SEC. Copies of the registration statement, including the exhibits and schedules attached thereto, are also available at your request, without charge, from:

Ambac Financial Group, Inc.

One World Trade Center

41st Floor

New York, New York 10007

Attn: Investor Relations

The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The documents we file with the SEC, including the registration statement and the documents incorporated by reference into this prospectus, are available on that website at http://www.sec.gov. Certain information is also available on our website at http://www.ambac.com. The information contained on, or that may be accessed through our website is not part of and is not incorporated into this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses we will bear in connection with the issuance and distribution of the securities registered hereby:

SEC registration fee	$(1)
Printing expenses	(2)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Trustee fees and expenses	(2)
Miscellaneous	(2)

Total	$(2)

(1)

Deferred pursuant to Rule 456(b) under the Securities Act and calculated in connection with an offering of securities under this registration statement pursuant to Rule 457(r) under the Securities Act.

(2)

These fees cannot be estimated at this time as they are calculated based on the securities offered and the number of issuances. An estimate of the aggregate expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers

The following summary is qualified in its entirety by reference to the complete text of the statutes referred to below and to our Certification of Incorporation and Bylaws.

Section 145 of the Delaware General Corporation Law (the “DGCL”) authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors and other corporate agents.

In addition, our Certificate of Incorporation and Bylaws provide that we shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer or employee of the Company, or is or was serving at our request as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. We shall also indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer or employee of the Company, or is or was serving at our request as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Additionally, we have entered into an employment agreement with Claude LeBlanc, our Chief Executive Officer and President, David Trick, our Executive Vice President, Chief Financial Officer and Treasurer, R. Sharon

Smith, our Executive Vice President and Chief Strategy Officer, Stephen M. Ksenak, Senior Managing Director and General Counsel, and Daniel McGinnis, our Senior Managing Director and Chief Operating Officer, pursuant to which we have agreed to indemnify these officers to the maximum extent that our officers, directors and employees are entitled to indemnification pursuant to our Certificate of Incorporation and Bylaws.

As permitted by Section 102(b)(7) of the DGCL, our Certificate of Incorporation eliminates, to the fullest extent permitted by law, personal liability of our directors or officers to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director or officer except (i) for any breach of the duty of loyalty by a director or officer to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, (iv) for any transaction from which the director or officer derived an improper personal benefit, or (v) an officer in any action by or in the right of the Company.

Our Certificate of Incorporation and Bylaws provide that we may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by him in any such capacity, or arising out of his status as such, whether or not we would have the power to indemnify him against such expense, liability or loss under the provisions of Section 145 of the DGCL.

Item 16. Exhibits

A list of exhibits filed with this registration statement is contained in the index to exhibits beginning on page II-5, which is incorporated by reference.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or are contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that, in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv) Any other communication that is an offer in the offering made by the registrant to the purchaser.

(7) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934) (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(9) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Trust Indenture Act.

INDEX TO EXHIBITS

Exhibit Number	Description
*1.1	Form of Underwriting Agreement.

3.1	Amended and Restated Certificate of Incorporation of Ambac Financial Group, Inc.

3.2	Amended By-laws of Ambac Financial Group, Inc. (filed as Exhibit 3.2 to Ambac Financial Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2023, and incorporated herein by reference).

4.1	Senior Indenture, dated as of August 1, 2024, between Ambac Financial Group, Inc. and The Bank of New York Mellon, as trustee.

4.2	Subordinated Indenture, dated as of August 1, 2024, between Ambac Financial Group, Inc. and The Bank of New York Mellon, as trustee.

4.3	Specimen form of common stock certificate (filed as Exhibit 4.1 to Form 8-A, filed May 1, 2013, and incorporated herein by reference).

4.4	Fiscal Agency Agreement, dated as of July 19, 2010, by and between the Segregated Account of Ambac Assurance Corporation and The Bank of New York Mellon, as fiscal agent (filed as Exhibit 4.10 to Ambac Financial Group, Inc.’s Annual Report on Form 10-K, filed on March 3, 2014, and incorporated herein by reference).

4.5	Form of Surplus Note due June 7, 2020 issued by the Segregated Account of Ambac Assurance Corporation (filed as Exhibit 4.9 to Ambac Financial Group, Inc.’s Annual Report on Form 10-K, filed on March 3, 2014, and incorporated herein by reference).

4.6	Fiscal Agency Agreement, dated as of June 7, 2010, by and between Ambac Assurance Corporation and The Bank of New York Mellon, as fiscal agent (filed as Exhibit 10.3 to Ambac Financial Group, Inc.’s Current Report on Form 8-K, filed June 8, 2010, and incorporated herein by reference).

4.7	Amendment dated as of October 3, 2014 to Fiscal Agency Agreement, dated as of June 7, 2010, by and between Ambac Assurance Corporation and The Bank of New York Mellon, as fiscal agent (filed as Exhibit 4.1 to Ambac Financial Group, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, and incorporated herein by reference).

*4.8	Specimen Certificate of Preferred Stock.

*4.9	Certificate of Designation of Preferred Stock.

*4.10	Form of Warrant Agreement, including form of Warrant Certificate.

*4.11	Form of Stock Purchase Contract Agreement, including form of Security Certificate.

*4.12	Form of Stock Purchase Unit Agreement, including form of Unit Certificate.

5.1	Opinion of Debevoise & Plimpton LLP as to the legality of the securities being registered.

23.1	Consent of KPMG LLP.

23.2	Consent of Debevoise & Plimpton LLP (contained in Exhibit 5.1).

24.1	Powers of attorney (included in the signature pages to this registration statement).

25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as trustee under the Senior Indenture between Ambac Financial Group, Inc., as issuer, and The Bank of New York Mellon, as trustee, filed as Exhibit 4.1 and the Subordinated Indenture between Ambac Financial Group, Inc., as issuer, and The Bank of New York Mellon, as trustee, filed asExhibit 4.2.

107.1	Calculation of Filing Fee Tables.

*	To be filed by amendment or incorporated by reference in connection with the offering of securities registered hereby, as appropriate.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Ambac Financial Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on August 1, 2024.

AMBAC FINANCIAL GROUP, INC.

By:	/s/ David Trick
David Trick
Executive Vice President and Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Stephen M. Ksenak and William J. White and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Form S-3 registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons, in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey S. Stein Jeffrey S. Stein	Chairman of the Board and Director	August 1, 2024

/s/ Claude LeBlanc Claude LeBlanc	President, Chief Executive Officer and Director (Principal Executive Officer)	August 1, 2024

/s/ David Trick David Trick	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 1, 2024

/s/ Robert B. Eisman Robert B. Eisman	Senior Managing Director and Chief Accounting Officer (Principal Accounting Officer)	August 1, 2024

/s/ Ian D. Haft Ian D. Haft	Director	August 1, 2024

/s/ Lisa G. Iglesias Lisa G. Iglesias	Director	August 1, 2024

/s/ Joan Lamm-Tennant Joan Lamm-Tennant	Director	August 1, 2024

/s/ Kristi A. Matus Kristi A. Matus	Director	August 1, 2024

/s/ Michael D. Price Michael D. Price	Director	August 1, 2024